Private & Confidential




                            DATED 20 September 2000
                            -----------------------


                     ASHANTI GOLDFIELDS COMPANY LIMITED         (1)

                                       and

                           SRINIVASAN VENKATAKRISHNAN


                          ----------------------------

                               SERVICE AGREEMENT

                          ----------------------------

                                    CONTENTS

Clause                               Heading                                Page

1     Definitions .............................................................1

2     Appointment .............................................................2

3     Duration of the Employment ..............................................2

4     Scope of the Employment .................................................2

5     Hours and place of work .................................................3

6     Remuneration ............................................................4

7     Deductions ..............................................................5

8     Expenses ................................................................5

9     Credit Card .............................................................5

10    Holidays ................................................................5

11    Sickness benefits .......................................................6

12    Pension, Death Benefit and Medical Insurance Arrangements ...............7

13    Restrictions on other activities by the Executive .......................7

14    Confidential Information and company documents ..........................8

15    Inventions and other intellectual property ..............................9

16    Termination ............................................................10

17    Restrictive covenants ..................................................13

18    Reconstruction/Reamalgamation...........................................16

19    Grievance Procedure ....................................................16

20    Notices ................................................................16

21    Severability ...........................................................16

22    Choice of law, Submission to Jurisdiction and Address for Service ......17

THIS AGREEMENT is dated             and is made BETWEEN:

(1) ASHANTI GOLDFIELDS COMPANY LIMITED whose registered office is at Cold House, Patrice Lumumba Road, Roman Ridge, PO Box 2665, Accra, Ghana ("the Company"); AND

(2) SRINIVASAN VENKATAKRISHNAN of 22 Burnham Way, Ealing, London W13 9YE ("the Executive")

NOW IT IS HEREBY AGREED as follows:

1        Definitions
         -----------

1.1      In this Agreement unless the context otherwise requires:

         (a)      the following expressions have the following meanings:

                  "the Board" means the Board of directors for the time being of the Company

                  "the Chief Executive" means the Chief Executive for the time being of the Company

                  "the Employment" means the Executive's employment hereunder

                  "the Group" means the Company and the Group Companies

                  "Group Company" means any holding company for the time being of the Company or any subsidiary for the time being of the Company or of any such holding company (for which purpose the expressions "holding company" and "subsidiary" shall have the meanings ascribed thereto by the First Schedule to the Companies Code, 1963)

         (b) references to clauses, sub-clauses and schedules are unless otherwise stated to clauses and sub-clauses of any schedules to this Agreement;

         (c) the headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement; and

         (d)      reference to one gender shall include every gender.

2        Appointment
         -----------

2.1 The terms and conditions of this Service Agreement shall replace and supersede the terms and conditions of any previous service agreement entered into between the Executive and the Company.

2.2 The Company shall employ the Executive and the Executive agrees to act as Chief Financial Officer and as an executive director of the Company on and subject to the terms and conditions specified herein.

3        Duration of the Employment
         --------------------------

3.1 The employment commenced on 1 July 2000 and subject to any earlier termination in accordance with any other provision of this Agreement shall continue thereafter until 30 June 2003.

3.2 At any time prior to the first day of January 2001 and in each year thereafter during the subsistence of this Agreement the Board or if it so determines a Committee of the Board shall review the terms of this Agreement and following each review will prior to the first day of January following the review either:

         (a) subject to the provisions of sub-clause 3.3 hereof extend the term of this Agreement so that it expires three years after the first day of January following the review whereupon the last date in clause 3.1 hereof shall be amended accordingly; or

         (b) give to the Executive not less than two years' notice in writing to expire on the last day of the then unexpired term of this Agreement.

3.3 Notwithstanding clause 3.1, the Employment shall terminate when the Executive reaches the normal retiring age from time to time applicable to directors of the Company (the current retiring age being 60 years of age).

3.4 The Executive represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties hereunder.

4        Scope of the Employment
         -----------------------

4.1 Subject to Clause 4.2 the Executive shall be employed as Chief Financial Officer and as an Executive Director, in which positions he shall:

         (a) devote the whole of his time, attention and skill to his duties;

         (b) faithfully and diligently perform such duties and exercise such powers consistent with his position as may from time to time be assigned to or vested in him by the Board;

         (c) obey the reasonable and lawful directions of the Board and the Chief Executive;

         (d) comply with all the Company's rules, regulations, policies and procedures from time to time in force; and

         (e) keep the Chief Executive all times promptly and fully informed (in writing if so requested) of his conduct of the business of the Company and any Group Company and provide such explanations in connection therewith as the Board and the Chief Executive may require.

4.2 The Company reserves the right to require the Executive to carry out the duties of another position within the Group of equivalent remuneration either in addition to or instead of his duties as Chief Financial Officer and/or Executive Director.

4.3 The Company shall be at liberty to appoint any other person or persons to act jointly with the Executive in any position (under Clause 4.2) to which he may he assigned from time to time.

4.4 The Executive shall if and so long as the Company requires and without any further remuneration therefor than is herein mentioned:

         (a)      carry out his duties on behalf of any Group Company; and

         (b)      act as a director or officer of any Group Company.

4.5 The Company may at its sole discretion transfer this Agreement to any Group Company at any time.

5        Hours and place of work
         -----------------------

5.1 The Executive shall work such hours as are necessary for the proper performance of his duties, with a minimum of 7 hours per day from 0800 hours to 1630 hours Monday to Friday.

5.2 The Executive's place of work will include the Company's offices in Accra but the Company may require the Executive to work at any place throughout the world on either a temporary or an indefinite basis. The Executive shall be given reasonable notice of any change in his place of work.

5.3 If the Executive, as a result of working outside Ghana, has to pay any tax in any jurisdiction outside Ghana, the Company shall reimburse the Executive the amount of any such tax, with such payment grossed up to take account of the additional tax.

5.4 If the Executive's principal place of work is changed to a location which is outside reasonable commuting distance from his home, the Company will reimburse his reasonable removal costs, estate agents and solicitors' fees in accordance with its relocation policy from time to time.

6        Remuneration
         ------------

6.1 The Company shall pay to the Executive a gross salary in the amount of 'L'200,000 per annum, payable by equal monthly instalments in arrears on the last day of each calendar month. The Board will review the Executive's salary annually at its discretion.

6.2 The Company may, at its sole discretion, pay the Executive a bonus of such amount as the Board may determine in respect of each complete financial year of the Company during which the Employment subsists.

6.3 The remuneration specified in clauses 6.1 and 6.2 shall be inclusive of any fees to which the Executive may be entitled as a director of any Group Company.

6.4 Payment of salary and bonus to the Executive shall be made either by the Company or by a Group Company and, if by more than one company, in such proportions as the Board may from time to time think fit.

6.5 The Company shall provide the Executive with a motor car of a size and type commensurate (in the opinion of the Company) with his position and remuneration for the time being. The Company shall tax and comprehensively insure the car and pay or reimburse, as appropriate, against receipts or other appropriate evidence, the costs of running, servicing and repairing the car. The Executive will be permitted to use the car for reasonable private journeys. If the Executive shall be convicted of any motor offence under any enactment or become involved in any accident involving the motor car, he shall forthwith notify the Chief Executive and supply such information in connection therewith as the Chief Executive may request.

6.6 The Company shall provide reasonable, executive class, fully furnished accommodation in Accra for the Executive and his family. The Company shall pay the rental upkeep, maintenance and utilities and shall provide at its costs the full-time services of domestic staff, including cook, house servant and watchman, in line with Company policy.

6.7 The Company shall meet the costs of education of the Executive's children until they reach the age of 21 years in accordance with the Company's policy from time to time in force.

7        Deductions
         ----------

7.1 The Executive hereby authorises the Company to deduct from his remuneration hereunder any sums due from him to the Company and/or any Group Company including, without limitation, any overpayments loans or advances made to him by the Company, the cost of repairing any damage or loss to the Company's property caused by him.

8        Expenses
         --------

8.1 The Company shall reimburse the Executive in accordance with expense policies of the Company from time to time in respect of all expenses reasonably incurred by him in the proper performance of his duties, subject to the Executive providing such receipts or other evidence as the Company may require.

9        Credit Card
         -----------

9.1 The Executive may, at the Company's absolute discretion be issued with a Company credit card on condition that he:

         (a) takes good care of such card and forthwith reports any loss of it to the Company;

         (b) uses the card only for the purposes of the Company's business or business of the Group in accordance with any Company policy applicable thereto; and

         (c)      returns the card forthwith to the Company on request.

10       Holidays
         --------

10.1 The Executive shall be entitled to receive his normal remuneration for all statutory and public holidays normally observed in Ghana and a further 40 working days' holiday in each year of service. The Executive may only take his holiday at such times as are agreed with the Chief Executive provided that the Executive may take such holiday on a piecemeal basis.

10.2 In the respective holiday years in which the Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each month of service during the relevant year.


10.3 If, on the termination of the Employment, the Executive has exceeded his accrued holiday entitlement, the excess may be deducted from any sums due to him. If the Executive has any unused holiday entitlement, the Company may either require the Executive to take such unused holiday during any notice period or make payment in lieu thereof.

10.4 Holiday entitlement or part entitlement for one holiday year may be taken in subsequent holiday years with the agreement of the Chief Executive.

10.5 The Company will provide the Executive, his spouse and children under the age of 21 years with passages by air between his point of recruitment and Ghana as required and at the time indicated by the Company at:

         (a)      the commencement and termination of his employment; and

         (b)      when proceeding on leave,

         in accordance with the leave policy of the Company from time to time.

11       Sickness benefits
         -----------------

11.1 The Company shall continue to pay the Executive's salary during any period of absence on medical grounds up to a maximum of 6 months in any year of service and in respect of any absence in excess of 6 months in any year of service the Company shall pay to the Executive 50 per cent of such salary provided the Executive shall from time to time if required:

         (a) supply the Company with medical certificates covering any period of sickness or incapacity exceeding seven days (including weekends); and

         (b) undergo at the Company's expense a medical examination by a doctor appointed by the Company.

11.2 Payment of the Executive's salary pursuant to clause 11.1 shall be inclusive of any sick pay to which the Executive may be entitled under any legislation in Ghana:

11.3 If the Executive's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by the Company shall constitute loans to the Executive, who shall:

         (a) forthwith notify the Company of all the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith;

         (b) if the Company so requires, refund to the Company such sum as the Company may determine, not exceeding the lesser of:

                  (i) the amount of damages recovered by him under such compromise, settlement or judgement; and

                  (ii) the sums advanced to him in respect of the period of incapacity.

12       Pension, Death Benefit and Medical Insurance Arrangements
         ---------------------------------------------------------

12.1 Provision of death in service benefits will be made by the Company for the Executive at a rate of four times his gross annual earnings to a beneficiary nominated by the Executive.

12.2 The Executive will receive an annual gratuity in lieu of a pension in the amount of 20 per cent. of basic annual salary subject to any deductions required by law in respect of each year of service or proportionate part thereof.

12.3 The Company shall pay the premiums in respect of private medical expenses insurance and emergency evacuation insurance effected by or on behalf of the Executive and his dependant children


13       Restrictions on other activities by the Executive
         -------------------------------------------------

13.1 The Executive shall not (except with the prior sanction of a resolution of the Board) be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking, provided that this shall not prohibit the holding (directly or through nominees) of investments listed on or dealt in or on a recognised stock exchange as long as not more than 5 per cent. of the issued shares or other securities of any class of any one company shall be so held without the prior sanction of a resolution of the Board.

13.2     The Executive shall comply with:

         (a)      every rule of law;

         (b) the Rules and Regulations of the Ghana Stock Exchange, the London Stock Exchange and those of any other stock exchange on which the Company's shares may be listed; and

         (c) every regulation of the Company for the time being in force in relation to dealings in shares or other securities of the Company or any Group Company.

13.3 The Executive shall not (and shall procure so far as he is able that his spouse, infant children and other connected persons, shall not) deal or become or cease to be interested in any securities of the Company, except in accordance with the Company's code for securities transactions by executives.

13.4 Subject to any regulations issued by the Company, the Executive shall not be entitled to receive or obtain directly or indirectly any discount, rebate or commission in respect of any sale or purchase of goods effected or other business transacted (whether or not by him) by or on behalf of the Company or any Group Company and if he (or any firm or company in which he is interested) shall obtain any such discount, rebate or commission he shall account to the Company or the relevant Group Company for the amount received by him (or a due proportion of the amount received by such company or firm having regard to the extent of his interest therein).

14       Confidential Information and company documents
         ----------------------------------------------

14.1 The Executive shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination of the Employment (howsoever the same is determined and whether in breach of contract or otherwise):

         (a) divulge or communicate to any person, company, business entity or other organisation;

         (b) use for his own purposes or for any purposes other than those of the Company or any Group Company; or

         (c) through any failure to exercise due care and diligence, cause any unauthorised disclosure of any trade secrets or Confidential Information relating to the Company or any Group Company, but so that these restrictions shall cease to apply to any information which shall become available to the public generally otherwise than through the default of the Executive, or which is required to be disclosed by law or the Rules and Regulations of the Ghana Stock Exchange, the London Stock Exchange and those of any other stock exchange on which the Company's shares may be listed.

14.2 "Confidential Information" shall mean details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of Executives and officers and of the remuneration and other benefits paid to them, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which the Executive is told is confidential and any information which has been given to the Company or any Group Company (and any copies of the same) in confidence by customers, suppliers or office persons.

14.3 All notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Employee or otherwise) relating to the business of the Company or any Group Company (and any copies of the same):

         (a) shall be and remain the property of the Company or the relevant Group Company; and

         (b) shall be handed over by the Executive to the Company or to the relevant Group Company on demand and in any event on the termination of the Employment.

15       Inventions and other intellectual property
         ------------------------------------------

15.1 The parties foresee that the Executive may make inventions or create other industrial or intellectual property in the course of his duties hereunder and agree that in this respect the Executive has a special responsibility to further the interests of the Company and the Group Companies.

15.2 Any invention, or improvement, design, process, information, copyright work, trade mark or trade name or get-up made, created or discovered by the Executive during the continuance of the Employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) in conjunction with or in any way affecting or relating to the business of any company in the Group of capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall (subject to any applicable laws) belong to and be the absolute property of the Company or such Group Company as the Company may direct.

15.3 The Executive if and whenever required so to do by the Company shall at the expense of the Company or such Group Company as the Company may direct:

         (a) apply or join with the Company or such Group Company in applying for letters patent or other protection or registration in the United Kingdom and in any other part of the world for any such invention, improvement, design, process, information, work, trade mark, trade name or get-up as aforesaid; and

         (b) execute all instruments and do all things necessary for vesting the said letters patent or other protection or registration when obtained and all right, title and interest to and in the same absolutely and as sole beneficial owner in the Company or such Group Company or in such other person as the Company may specify.

15.4 The Executive hereby irrevocably and unconditionally waives all rights whatsoever (whether arising under any enactment or otherwise) in connection with his authorship of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable.

15.5 The Executive hereby irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute any such instrument or do any such thing and generally use his name for the purpose of giving to the Company the full benefit of this clause. In favour of any third party a certificate in writing signed by any director or by the Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

16       Termination
         -----------

16.1     The Employment shall be subject to termination by the Company:

         (a) by not less than 3 months' notice in writing given at any time while the Executive shall have been incapacitated by reason of ill health or accident from performing his duties hereunder for a period of or periods aggregating 180 days in the preceding 12 months, provided that if at any time during the currency of such a notice the Executive shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, the Company shall withdraw the notice;

         (b)      by summary notice in writing if the Executive shall have:

                  (i) committed any serious breach or repeated or continued (after warning) any material breach of his obligations hereunder; or

                  (ii) been guilty of conduct tending to bring himself or the Company or any Group Company into disrepute; or

                  (iii) become bankrupt or had an interim order made against him under or compounded with his creditors generally; or

                  (iv) failed to perform his duties to a satisfactory standard, after having received a written warning from the Company relating to the same; or

                  (v) been disqualified from being a director under any statutory enactment of any country; or

                  (vi) been convicted of an offence under any statutory enactment or regulation relating to insider dealing.

         Any delay by the Company in exercising such right of termination shall not constitute a waiver thereof.

16.2     The Employment shall be subject to termination by the Executive;

         (a)      On giving summary notice in writing, in the event of:

                  (i) material breach by the Company of its obligations under this Agreement; or

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                  (ii)     war, war-like operations, riot, military coup, civil
                           war, or civil commotion in Ghana.

         (b) On giving to the Company at any time not less than one year's notice in writing. Any delay by the Executive in exercising such right of termination shall not constitute a waiver thereof.

16.3 If the Company becomes entitled to terminate the appointment of the Executive hereunder pursuant to clause 16.1(b), it shall be entitled (but without prejudice to its right subsequently to terminate such appointment on the same or any other ground) to suspend the Executive either on full pay or without payment of salary for a period not exceeding 6 months.

16.4 The Company reserves the right to give the Executive pay in lieu of any notice of termination (whether given by the Company or by the Executive). For this purpose, the Executive agrees that pay in lieu will consist of his basic salary for the relevant period of notice and will exclude any bonus or commission and any other emolument referable to the Employment.

16.5 During any period of notice of termination not exceeding 6 months (whether given by the Company or by the Executive), the Company shall be under no obligation to assign any duties to the Executive and shall be entitled to exclude him from the premises, provided that this shall not affect the Executive's entitlement to receive his normal salary and other contractual benefits.

16.6 On the termination of the Employment (howsoever arising) or on either the Company or the Executive having served notice of such termination, the Executive shall:

         (a) at the request of the Company resign from office as Chief Financial Officer and all offices held by him in any Group Company provided, however, that such resignation shall be without prejudice to any claims which the Executive may have against the Company or any Group Company arising out of the termination of the Employment; and

         (b) forthwith deliver to the Company all materials within the scope of clause 14.3 and all credit cards, motor-cars, car keys and other property of or relating to the business of the Company or of any Group Company which may be in his possession or under his power or control, and if the Executive should fail to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect thereto.

17       Restrictive covenants
         ---------------------

17.1 For the purposes of clause 17.2 the following words have the following meanings:

         (a) "Company Goods" means any product, equipment or machinery researched into, developed, manufactured, distributed or sold by the Company with which the duties of the Executive were concerned or for which he was responsible during the two years immediately preceding the Termination Date;

         (b) "Company Services" means any services (including but not limited to technical and product support, technical advice and customer services) supplied by the Company with which the duties of the Executive were concerned or for which he was responsible during the two years immediately preceding the Termination Date;

         (c) "Confidential Information" has the meaning ascribed thereto in clause 14.2;

         (d) "Customer" means any person, firm, company or other organisation whatsoever to whom or which the Company distributed, sold or supplied Company Goods or Company Services during the two years immediately preceding the Termination Date and with whom or which, during such period:

                  (i) the Employee had personal dealings in the course of his employment; or

                  (ii) any employee who was under the direct or indirect supervision of the Employee had personal dealings in the course of his employment;

                  but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which the Employee and/or any such employee had no dealings during the said period;

         (e) "Prospective Customer" means any person, firm, company or other organisation whatsoever with whom or which the Company shall have had negotiations or discussions regarding the possible distribution, sale or supply of

                  Company Goods or Company Services during the 12 months immediately preceding the Termination Date and with whom or which, during such period:

                  (i) the Employee shall have had personal dealings in the course of his employment by the Company; or

                  (ii) any employee who was under the direct or indirect supervision of the Employee shall have had personal dealings in the course of his employment by the Company but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which the Employee and/or any such employee had no dealings during the said period.

         (f) "Restricted Period" means the period of 12 months immediately following the Termination Date.

         (g) "Termination Date" means the date of termination of the Employment.

17.2 The Employee hereby undertakes with the Company that he will not either during the Employment or during the Restricted Period without the prior written consent of the Company such consent not to be unreasonably withheld whether by himself, through his employees or agents or otherwise howsoever and whether on his own behalf or on behalf of any other person, firm, company or other organisation, directly or indirectly:

         (a) solicit or induce or endeavour to solicit or induce any person who on the Termination Date was a senior employee of the Company with whom the Employee had dealings during his employment to cease working for or providing services to the Company, whether or not any such person would thereby commit a breach of contract;

         (b) employ or otherwise engage in the business of developing, manufacturing, distributing, selling, supplying or otherwise dealing with Company goods or services or goods and services of a similar kind any person who was during the 12 months preceding the Termination Date employed or otherwise engaged by the Company and who by reason of such employment or engagement is in possession of any trade secrets or Confidential Information relating to the business of the Company or who has acquired influence over its customers and prospective customers (defined as in clauses 17.1(d) and 17.1(e), but so that references to the Employee shall be replaced by references to the relevant employee).

 17.3 Clause 17.2 shall also apply as though there were substituted for references to "the Company" references to each Group Company in relation to which the Employee has in the course of his duties for the Company or by reason of rendering services to or holding office in such Group Company:

         (a) acquired knowledge of its trade secrets or Confidential Information; or

         (b)      had personal dealings with its Customers or Prospective
                  Customers; or

         (c) supervised directly or indirectly employees having personal dealings with its Customers or Prospective Customers,

         but so that references in clause 17.1 to "the Company" shall for this purpose be deemed to be replaced by references to the relevant Group Company. The obligations undertaken by the Employee pursuant to this clause 18.3 shall, with respect to each such Group Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of any other Group Company or the Company.

17.4 The Employee hereby undertakes with the Company that he will not at any time:

         (a) after the termination of the Employment in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or any Group Company or for the purpose of carrying on or retaining any business or custom, claim, represent or otherwise indicate any past association with the Company or any Group Company to its detriment.

17.5 If the Company suffers any loss(es) as a result of a breach of any or all of the provisions under Clauses 17.2 - 17.4, the Executive hereby authorises the Company to deduct the equivalent of such loss(es) from his remuneration and/or any sums due from him to the Company and/or any Group Company.

17.6 While the restrictions in this clause 17 are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or a Group Company but would be adjudged reasonable if part or parts of the wording thereof were deleted, the

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


         relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective.

18       Reconstruction/Remalgamation
         ----------------------------

18.1 If the Employee shall have been offered but shall unreasonably have refused to agree to the transfer of this Agreement by way of novation to a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of or of the equity share capital of the Company, the Employee shall have no claim against the Company in respect of the termination of his employment hereunder by reason of the subsequent voluntary winding-up of the Company or of the disclaimer of this Agreement by the Company within one month after such acquisition.

19       Grievance Procedure
         -------------------

19.1 If the Executive wishes to obtain redress of any grievance relating to the employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, he shall apply in writing to the Chairman of the Board, setting out the nature and details of any such grievance or dissatisfaction.

20       Notices
         -------

20.1 Any notice or other document to be given under this Agreement shall be in writing and may be given personally to the Executive or to the Secretary of the Company (as the case may be) or may be sent by first class post or other fast postal service or by facsimile transmission to, in case of the Company, its registered office for the time being and in the case of the Executive either to his address shown on the face hereof or to his last known place of residence.

20.2 Any such notice shall be deemed to be served when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours.

21       Severability
         ------------

21.1 If any part of this Agreement becomes invalid or illegal, the parties shall in such event negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the invalid or illegal provision which as nearly as possible validly gives effect to their intentions as expressed herein.

22       Choice of law, Submission to Jurisdiction and Address for Service
         -----------------------------------------------------------------

22.1 This Agreement shall be governed by and interpreted in accordance with the laws of Ghana.

22.2 The parties hereby submit to the jurisdiction of the Ghana courts but this Agreement may be enforced by the Company in any court of competent jurisdiction.

IN WITNESS whereof this Agreement has been executed the day and year first above written.

EXECUTED AS A DEED on                        )
behalf of the Company in the                 )
presence of:                                 )
                                             )
                                             )
         /s/ E. Abankroh                     )             /s/ S. Jonah
------------------------------------------   )   -------------------------------
           E. Abankroh                                   Chief Executive
         Company Secretary


EXECUTED AS A DEED by                        )
the Executive                                )
in the presence of:                          )
                                             )
         /s/ E. Abankroh                     )    /s/ Srinivasan Venkatakrishnan
---------------------------------------------)   -------------------------------
           E. Abankroh                              Srinivasan Venkatakrishnan
          Company Secretary

                                       17